CERTIFICATION OF CHIEF FINANCIAL OFFICER
                          OF CORPORATE GENERAL PARTNER

            PURSUANT TO 18 U.S.C. SECTION 1350 AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned, Robert A. Bourne, the President and Treasurer of CNL Realty Corporation, the corporate general partner of CNL Income Fund XII, Ltd. (the "Partnership"), has executed this certification in connection with the filing with the Securities and Exchange Commission of the Partnership's Annual Report on Form 10-K for the period ending December 31, 2003 (the "Report"). The undersigned hereby certifies that:

(1) the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Partnership.


Date:  March 25, 2004                        /s/ Robert A. Bourne
                                             ---------------------------
                                             Name:  Robert A. Bourne
                                             Title:    President and Treasurer

                                             A   signed   original   of  this
                                             written  statement  required  by
                                             Section 906 has been provided to
                                             CNL Income  Fund XII,  Ltd.  and
                                             will be  retained  by CNL Income
                                             Fund XII,  Ltd. and furnished to
                                             the   Securities   and  Exchange
                                             Commission  or  its  staff  upon
                                             request.